UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28732	65-0966399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 5. Other Events.

     Seabulk International, Inc. issued a press release on March 8, 2004, announcing the settlement of litigation against two of its suppliers. The following was included in the press release:

SEABULK ANNOUNCES SETTLEMENT

     Fort Lauderdale, Fla., March 8, 2004 – Seabulk International, Inc. (Nasdaq: SBLK) today announced that it had received a total of $4.5 million in proceeds from the settlement of litigation against two of its suppliers. The payment will be reflected in the Company’s results for the quarter ending March 31, 2004. Citing a confidentiality clause in the settlement, the Company gave no further details.

     With a fleet of 154 vessels, Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. The Company provides benchmark quality service to its customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated, professional employees.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

By: /s/ ALAN R. TWAITS ALAN R. TWAITS Senior Vice President, General Counsel and Secretary

March 8, 2004